Registration No. 33-
_________________________________________________________________
_________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
   ___________________

       FORM S-8
REGISTRATION STATEMENT
        UNDER
THE SECURITIES ACT OF 1933
  ___________________

THE PITTSTON COMPANY
(Exact name of registrant as specified in its charter)

            Virginia                         54-1317776
(State or other jurisdiction of           (I.R.S. Employer
 incorporation or organization)          Identification No.)


100 First Stamford Place, Stamford, CT             06902
(Address of principal executive offices)          (Zip code)

The Pittston Company 1994 Employee Stock Purchase Plan
The Pittston Company Key Employees' Deferred Compensation Program
The Pittston Company 1988 Stock Option Plan
(Full Title of Plans)
___________________

PETER LATERZA
Assistant General Counsel
The Pittston Company
100 First Stamford Place
Stamford, Connecticut 06902
(Name and address of agent for service)
 ___________________

Telephone number, including area code, of agent for service:
(203)978-5281

 ___________________


               CALCULATION OF REGISTRATION FEE

                                    PROPOSED     PROPOSED
                                     MAXIMUM      MAXIMUM
TITLE OF EACH CLASS     AMOUNT      OFFERING    AGGREGATE    AMOUNT OF
OF SECURITIES TO BE      TO BE        PRICE      OFFERING   REGISTRATION
    REGISTERED        REGISTERED   PER SHARE*     PRICE*        FEE
___________________   __________   __________   __________  ____________

PITTSTON SERVICES
GROUP COMMON STOCK,
PAR VALUE $1.00
PER SHARE
___________________

1994 Employee Stock
Purchase Plan          750,000     $24.75    $18,562,500    $ 6,404

Key Employees'
Deferred
Compensation
Program                250,000     $24.75    $ 6,187,500    $ 2,135

1988 Stock Option
Plan                 1,480,058     $24.75    $36,631,435    $12,638


PITTSTON MINERALS
GROUP COMMON STOCK,
PAR VALUE $1.00
PER SHARE
___________________

1994 Employee Stock
Purchase Plan          250,000     $19.00    $ 4,750,000    $ 1,639

Key Employees'
Deferred
Compensation
Program                100,000     $19.00    $ 1,900,000    $   656

1988 Stock Option
Plan                   224,200     $19.00    $ 4,259,800    $ 1,470

______________________________________________________________________
*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low reported sales prices on the New York Stock Exchange on May 6, 1994.

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminable amount of interests to be offered or sold pursuant to the 1994 Employee Stock Purchase Plan.

            PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") by The Pittston Company ("Pittston" or the "Company") are hereby incorporated herein by reference and made a part hereof:

         (i) The Annual Report on Form 10-K for the year ended December 31, 1993; and

        (ii) The current Reports on Form 8-K dated January 14, 1994, and March 16, 1994.

         In addition, any and all documents filed by Pittston pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

         A description of the securities to be offered is incorporated by reference herein from Item 1 of Pittston's registration statement on Form 8-A dated June 16, 1993
(Commission File No. 1-9148).

         Also incorporated by reference herein is Pittston's registration statement on Form S-8, as filed with the Commission on July 27, 1988 (No. 33-23333), as amended, relating to the 1988
Stock Option Plan.

Item 4.  Description of Securities.

         The securities to be offered pursuant to this registration statement have been registered under Section 12 of the Exchange
Act.  See Item 3. - Incorporation of Documents by Reference.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         Information relating to indemnification of directors and officers is incorporated by reference herein from Item 20 of Pittston's Registration Statement on Form S-4
(No. 33-63852).


Item 7.  Exemption from Registration Claimed.

         As no restricted securities are to be reoffered or resold pursuant to this registration statement, this item is inappli-cable.


Item 8.  Exhibits.

         The exhibits required by Item 601 of Regulation S-K and this item are included following the Exhibit Index at Page 6 hereof.


Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this regis-tration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the regis-tration statement;

               (iii) To include any material information with respect to the plan of distribution not previously dis-closed in the registration statement or any material change to such information in the registration statement;


         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indem-nification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                     SIGNATURES

                 The Registrant. Pursuant to the requirements of the Securities Act of 1933, The Pittston Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the under-signed, thereunto duly authorized, in Stamford, Connecticut, on this 10th day of May, 1994.

                                  THE PITTSTON COMPANY

                                               J. C. Farrell
                                  By _____________________________________
                                            (J. C. Farrell, Chairman,
                                     President and Chief Executive Officer)

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 10th day of May, 1994.

                 Signatures                     Title

         R. G. Ackerman*                       Director
         M. J. Anton*                          Director
         J. R. Barker*                         Director
         J. L. Broadhead*                      Director
         W. F. Craig*                          Director

       J. C. Farrell
_____________________________                  Director and Chairman of
      (J. C. Farrell)                          the Board, President and
                                               Chief Executive Officer
                                               (principal executive officer)

         C. F. Haywood                         Director
         E. G. Jordan*                         Director
         D. L. Marshall*                       Director and Vice Chairman of
                                               the Board
       G. R. Rogliano
____________________________
      (G. R. Rogliano)                         Vice President -
                                               Controllership and Taxes
                                               (principal accounting officer)

         R. H. Spilman*                        Director
         R. G. Stone, Jr.*                     Director
         A. H. Zimmerman*                      Director

              J. C. Farrell
By  _______________________________________
       (J. C. Farrell, Attorney-in-Fact)

The Registrant does not have any designated principal financial officer.


The Employee Stock Purchase Plan.

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the 1994 Employee Stock Purchase Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on this 10th day of May, 1994.


                                  THE PITTSTON COMPANY 1994 EMPLOYEE
                                  STOCK PURCHASE PLAN


                                             J. C. Farrell
                                  By________________________________
                                            Attorney-in-fact

EXHIBIT INDEX


 Exhibit            Description
  Number            of Exhibit


    4.1          Restated Articles of          Incorporated by
                 Incorporation                 reference to Exhibit 3(a)
                                               to the Company's Current
                                               Report on Form 8-K dated
                                               January 14, 1994.


    4.2          Amended and Restated Rights   Incorporated by reference to
                 Agreement dated as of         Exhibit 2 to the Registrant's
                 July 26, 1993, between the    Registration Statement on
                 Registrant and Chemical       Form 8-A dated July 22,
                 Bank, as Rights Agent.        1993 (the "Form 8-A").

    4.3          Form of Right Certificate     Incorporated by reference to
                 for Services Rights.          Exhibit B-1 to the Form 8-A.

    4.4          Form of Right Certificate     Incorporated by reference to
                 for Minerals Rights.          Exhibit B-2 to the Form 8-A.

    4.5          Resolution adopted by the Administrative
                 Committee of the Board of Directors of
                 the Company by written consent dated
                 May 6, 1994.

    5            Opinion of Peter Laterza, Esq.

   23.1          Consent of Peter Laterza, Esq.
                   (included in Exhibit 5)

   23.2          Consent of KPMG Peat Marwick